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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              -------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                    Birner Dental Management Services, Inc.
                  -------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

Colorado                                    84-1307044
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

3801 East Florida Avenue, Suite 208
Denver, Colorado                            80210
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(Address of principal executive offices)    (zip code)

If this Form relates to the registration    If this Form relates to the
of a class of debt securities and is        registration of a class of debt
effective upon filing pursuant to           securities and is to become
General Instruction A(c)(1) please check    effective simultaneously with the
the following box.   [  ]                   effectiveness of a concurrent
                                            registration statement under the
                                            Securities Act of 1933 pursuant to
                                            General Instruction A(c)(2) please
                                            check the following box.  [  ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to                      Name of Each Exchange on Which
    be so Registered                        Each Class is to be Registered
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         None                                   Not Applicable
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Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock, without par value
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                               (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 58 of the Prospectus, included in the Registrant's Form S-1 Registration Statement, filed under the Securities Act of 1933 with the Securities and Exchange Commission on September 25, 1997, File No. 333-36391, as amended (the "Registration Statement") and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     Exhibit
     Number       Description
     -------      -----------
     3.1          Amended and Restated Articles of Incorporation.*
     3.2          Amendments to Amended and Restated Articles of Incorporation.*
     3.3          Amended and Restated Bylaws.*
     4.2          Specimen Stock Certificate.*

*Incorporated by reference to the Registration Statement

                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   BIRNER DENTAL MANAGEMENT
                                   SERVICES, INC.


DATE:  NOVEMBER 10, 1997           BY: /s/ Dennis N. Genty
                                   ---------------------------------------
                                   Dennis N. Genty
                                   Chief Financial Officer, Secretary, Treasurer
                                   and Director

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